Board of Directors
Motors mechanical Reinsurance Company, Limited
The Financial Services Centre
Bishop's Court Hill
St. Michael

Gentlemen,

          Re:  Participating Stock-Registration Statement on From S-2

Reference is made to the Registration Statement on Form S-2 (the "Registration Statement") of Motors Mechanical Reinsurance Company, Limited, a Barbados corporation (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1993, as amended, in connection with the proposed offer and sale by the Company of up to 12,000 shares of Participating Stock, no par value (the "Shares").

As counsel to the Company, we have examined the corporate proceedings and such other legal matters relating to the Shares as we deemed relevant to the opinions expressed below.

Based on such examination, we are of the opinion that:

1. The Company is a corporation duly organized and existing under the laws of Barbados.

2.   The Company has corporate power to authorize, issue and sell the Shares.

3. Upon the issuance and sale, the Shares shall be duly and validly issued and outstanding, fully paid and non-assessable.

                                                     Yours faithfully,

                                                     /s/ Peter R.P. Evelyn

                                                     PETER R.P. EVELYN